Filed pursuant to Rule 424(b)(3)

Registration No. 333-252515

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated February 16, 2021)

Danimer Scientific, Inc.

Up to 32,435,961 Shares of Common Stock

Up to 16,279,253 Shares of Common Stock Issuable Upon Exercise of Warrants and Options

This prospectus supplement supplements the prospectus dated February 16, 2021 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-252515). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on March 24, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement. The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of up to 16,279,253 shares of our Class A common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 6,000,000 shares of Common Stock that are issuable upon the exercise of 6,000,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Live Oak Acquisition Corp., our predecessor company (“Live Oak”), (ii) up to 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Live Oak and (iii) up to 279,253 shares of Common Stock issuable upon exercise of Non-Plan Legacy Danimer Options. We will receive the proceeds from any exercise of any Warrants for cash.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or their permitted transferees, of (i) up to 32,435,961 shares of Common Stock (including up to 6,000,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 6,000,000 Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock or the Private Warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

Our Common Stock and Public Warrants are listed on The New York Stock Exchange under the symbols “DNMR” and “DNMR WS,” respectively. On March 24, 2021, the closing price of our Common Stock was $40.19 and the closing price for our Public Warrants was $28.15.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 4 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 24, 2021.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2021

Danimer Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39280	82-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

(229) 243-7075

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	DNMR	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	DNMR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2021, Danimer Scientific Holdings, LLC, a Delaware limited liability company (“DSH”), Meredian Bioplastics, Inc., a Georgia corporation (“MBI”), Meredian, Inc., a Georgia corporation (“Meredian”), Danimer Scientific, L.L.C., a Georgia limited liability company (“DSLLC”), Danimer Bioplastics, Inc., a Georgia corporation (“DBI”), Danimer Scientific Kentucky, Inc., a Delaware corporation (“DSK”), each an indirect wholly-owned subsidiary of Danimer Scientific, Inc., a Delaware corporation (the “Company”), entered into Amendment No. Three to Loan and Security Agreement and Consent (the “Amendment No. Three”) to that certain Loan and Security Agreement, dated as of March 13, 2019 (as amended by Amendment No. One to Loan and Security Agreement dated as of October 2, 2020 (the “Amendment No. One”) and Amendment No. Two to Loan and Security Agreement and Consent dated as of December 22, 2020 (the “Amendment No. Two”) and as amended, modified, supplemented, renewed or extended from time to time the “Loan Agreement”), among DSH and MBI, as borrowers (each a “Borrower” and collectively, the “Borrowers”), Meredian, DSLLC, DBI and DSK, as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and collectively with the Borrowers, the “Loan Parties”), the lenders party thereto from time to time (the “Lenders”), and Southeast Community Development Fund X, L.L.C., as administrative agent for the Lenders (the “Administrative Agent”). Amendment No. Two contained modifications to the Loan Agreement that were not material to the Loan Parties or the Company, but is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference for completeness.

Amendment No. Three, among other things (i) changed the interest rate on the loans under the Loan Agreement from base rate to LIBOR and lowered the applicable margin to 2.00% from 2.75%, (ii) restricts the Borrowers’ ability to voluntarily prepay the loans under the Loan Agreement until after July 1, 2022; (iii) removed the requirement that Borrowers prepay the loans under the Loan Agreement in an amount equal to the amount of an equity cure contribution, (iv) made the financial covenants of consolidated adjusted EBITDA, consolidated fixed charge coverage ratio and consolidated leverage ratio springing covenants that will not be tested as long as DSH has $10,000,000 in “qualified cash”, which is unrestricted, unreserved cash and cash equivalents held in deposit accounts with financial institutions in the United States that are subject to control agreements granting to Administrative Agent perfected liens and security interests therein, subject to certain exceptions, (v) increased the capital expenditure covenant maximum amount to $7,500,000 from $5,500,000 for the fiscal year ending December 31, 2021 and made the equity cure right applicable to the capital expenditure covenant, and (vi) removed certain restrictions on the equity cure right. As a condition to the effectiveness of Amendment No. Three, among other things, Meredian Holdings Group, Inc., a Delaware corporation (“MHG”), a wholly-owned subsidiary of the Company and the sole member of DSH, delivered to the Administrative Agent, for the benefit of the Administrative Agent and each Lender, a Ratification by Guarantor (the “Ratification”), pursuant to which it acknowledged the entry into by the Loan Parties of Amendment No. Three and each other amendment and modification of the Loan Agreement, ratified it obligations under its guaranty and pledge agreements, and confirmed that the Administrative Agent has a first-priority perfected security interest in all the limited liability company interests owned by MHG in DSH.

The foregoing summaries of Amendment No. Three and the Ratification do not purport to be complete and are subject to and qualified in their entirety by the full text of Amendment No. Three, which is included as Exhibit 10.2 to this Current Report on Form 8-K, and the Ratification, which is included as Exhibit 10.3 to this Current Report on Form 8-K, and each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment No. Two to Loan and Security Agreement and Consent, dated as of December 22, 2020, among Danimer Scientific Holdings, LLC, a Delaware limited liability company, Meredian Bioplastics, Inc., a Georgia corporation, as borrowers, Meredian, Inc., a Georgia corporation, Danimer Scientific, L.L.C., a Georgia limited liability company, Danimer Bioplastics, Inc., a Georgia corporation, and Danimer Scientific Kentucky, Inc., a Delaware corporation, as guarantors, the several entities party thereto as lenders, and Southeast Community Development Fund X, L.L.C., a Delaware limited liability company, as administrative agent.

10.2	Amendment No. Three to Loan and Security Agreement and Consent, dated as of March 18, 2021, among Danimer Scientific Holdings, LLC, a Delaware limited liability company, Meredian Bioplastics, Inc., a Georgia corporation, as borrowers, Meredian, Inc., a Georgia corporation, Danimer Scientific, L.L.C., a Georgia limited liability company, Danimer Bioplastics, Inc., a Georgia corporation, and Danimer Scientific Kentucky, Inc., a Delaware corporation, as guarantors, the several entities party thereto as lenders, and Southeast Community Development Fund X, L.L.C., a Delaware limited liability company, as administrative agent.

10.3	Ratification by Guarantor, dated March 18, 2021, by Meredian Holdings Group, Inc., a Delaware corporation.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2021

DANIMER SCIENTIFIC, INC.

By:	/s/ John A. Dowdy, III
John A. Dowdy, III
Chief Financial Officer

3

EXHIBIT 10.1

AMENDMENT NO. TWO TO Loan and Security Agreement and consent

This Amendment No. Two to Loan and Security Agreement and Consent (this “Agreement”), dated as of December 22, 2020 (the “Effective Date”), is entered into among Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Danimer Holdings”), Meredian Bioplastics, Inc., a Georgia corporation (“Meredian Bioplastics”; and together with Danimer Holdings, each a “Borrower” and collectively the “Borrowers”), Meredian, Inc., a Georgia corporation (“Meredian”), Danimer Scientific, L.L.C., a Georgia limited liability company “Danimer Scientific”), Danimer Bioplastics, Inc., a Georgia corporation (“Danimer Bioplastics”), Danimer Scientific Kentucky, Inc., a Delaware corporation (“Danimer Kentucky”; together with Meredian, Danimer Scientific, Danimer Bioplastics and with any other Person that at any time after the date hereof becomes a Guarantor, each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, the “Loan Parties”), the several entities from time to time party thereto as Lenders, and Southeast Community Development Fund X, L.L.C., a Delaware limited liability company, as Administrative Agent (“Administrative Agent”).

Recitals:

A. Borrowers, the Affiliates of Borrowers from time to time party thereto as Guarantors, the entities from time to time party thereto as Lenders and Administrative Agent are party to that certain Loan and Security Agreement, dated as of March 13, 2019, as supplemented by that certain Waiver Letter Agreement dated July 28, 2020, and as amended by Amendment No. One to Loan and Security Agreement dated as of October 2, 2020 (as amended from time to time, the “Existing Loan Agreement”, as the same is amended pursuant to this Agreement and as it may be further amended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”).

B. Parent has entered into that certain Agreement and Plan of Merger with Live Oak Acquisition Corp., a publicly-traded company (“Live Oak”), Green Merger Corp., Live Oak Sponsor Partners, LLC, as the representative for Live Oak, and John A. Dowdy, Jr., as Parent shareholder representative, dated as of October 3, 2020 (as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of October 8, 2020, as may be further amended, supplemented and/or otherwise modified from time to time, the “Merger Agreement”) whereby Green Merger Corp. will merge with and into Parent with Parent as the surviving entity and following the consummation of such merger, Parent will be reincorporated as a Delaware corporation (the transactions contemplated under the Merger Agreement, collectively, the “Live Oak Transactions”). The Live Oak Transactions will result in a Change of Control under the Loan Agreement as Live Oak Acquisition Corp. will own 100% of the Equity Interests of Parent. Furthermore, a condition to closing under the Merger Agreement is the consent of Lenders to the Live Oak Transactions.

C. Borrowers have requested that Lenders (a) consent to the Live Oak Transactions, and (b) amend certain provisions of the Existing Loan Agreement as provided herein, on and subject to the terms and conditions set forth herein. Administrative Agent, on behalf of and at the direction of Lenders, is willing to agree to the requests of Borrowers, but only on the terms and conditions set forth herein.

Agreement:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, the parties hereby covenant and agree as follows:

1. Definitions; References; Interpretation.

(a) Unless otherwise specifically defined herein, each capitalized term used herein (including in the Recitals hereof) that is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.

(b) Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Loan Agreement, and each reference to “the Loan Agreement” and each other similar reference in the other Loan Documents, shall from and after the date of this Agreement, refer to the Loan Agreement, as amended hereby. This Agreement is a Loan Document.

(c) The rules of interpretation set forth in Section 1.02 of the Loan Agreement shall be applicable to this Agreement, mutatis mutandis.

2. Acknowledgments of Obligations and Related Matters.

(a) Acknowledgment of Obligations. Borrowers hereby acknowledge, confirm and agree that Borrowers are, jointly and severally, unconditionally indebted to Administrative Agent and Lenders as of the close of business on the date preceding the date hereof in respect of the Loans and all other Obligations in the aggregate principal amount of not less than $9,999,980.00, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Borrowers to Administrative Agent and Lenders pursuant to the Loan Agreement and the other Loan Documents, all of which are unconditionally owing by Borrowers to Administrative Agent and Lenders pursuant to the Loan Documents, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests. Borrowers hereby acknowledge, confirm and agree that Administrative Agent and Lenders have, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the Collateral heretofore granted by Borrowers to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent.

(c) Binding Effect of Loan Documents. Borrowers hereby acknowledge, confirm and agree that: (i) each of the Loan Documents to which any Borrower is a party has been duly executed and delivered to Administrative Agent and Lenders by such Borrower and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrowers contained in such Loan Documents to which any Borrower is a party and in this Agreement constitute the legal, valid and binding Obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers have no valid defense to the enforcement of such Obligations, and (iii) Administrative Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and pursuant to applicable law, but subject to the terms and conditions of this Agreement.

3. Modifications to the Loan Agreement. Upon the effectiveness of this Agreement in accordance with the provisions hereof and notwithstanding anything to the contrary contained in the Existing Loan Agreement or the Loan Documents:

(a) Modification to Section 1.01 of the Existing Loan Agreement to Add Certain New Defined Terms. Section 1.01 of the Existing Loan Agreement is hereby modified as of the Effective Date of this Agreement to add the following new defined terms therein in alphabetical order:

“Live Oak Transactions” has the meaning ascribed thereto in the Recitals Section of the Seventh Modification Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger by and among Parent, Live Oak Acquisition Corp., a publicly-traded company (“Live Oak”), Green Merger Corp., Live Oak Sponsor Partners, LLC, as the representative for Live Oak, and John A. Dowdy, Jr., as Parent shareholder representative, dated as of October 3, 2020, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of October 8, 2020, and as the same may be further amended, supplemented and/or otherwise modified from time to time.

2

“Merger Documents” means collectively, the Merger Agreement and all other agreements, certificates, documents and instruments collateral thereto or contemplated thereby, including, without limitation, all ancillary agreements, side letters, employment agreements, incentive agreements, and corporate filings with respect thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Merger Closing Date” means the “Closing Date” as defined in the Merger Agreement.

“Seventh Modification Agreement” means that certain Seventh Modification and Consent under Loan and Security Agreement dated as of the Seventh Modification Effective Date, as amended, restated, renewed, supplemented or otherwise modified from time to time.

“Seventh Modification Effective Date” means December 11, 2020.

“Ultimate Parent Entity” means Live Oak Acquisition Corp., a Delaware corporation, which, after the Merger Closing Date, will be renamed Danimer Scientific, Inc.

(b) Modification of Certain Defined Terms Under Section 1.01 of the Existing Loan Agreement. Section 1.01 of the Existing Loan Agreement is hereby modified as of the Effective Date of this Agreement to amend and restate in their entirety the following defined terms contained therein to read as follows:

“Change of Control” means:

(a) prior to giving effect to the Live Oak Transactions effected on the Merger Closing Date, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities Exchange Commission thereunder), of Equity Interests in Parent (or in any Person of which Parent is a direct or indirect wholly-owned Subsidiary) representing more than thirty five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent (or such Person), (ii) Persons who were (A) directors (or managers, as the case may be) of any Borrower on the date hereof, (B) nominated by the board of directors (or managers, as the case may be) of any Borrower or (C) appointed or elected by directors (or managers, as the case may be) that were directors (or managers, as the case may be) of any Borrower on the date hereof, or directors (or managers, as the case may be) nominated as provided in the preceding clause (B), in each case other than any person whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors (or managers, as the case may be) on the board of directors (or managers, as the case may be) of any Borrower (other than any such solicitation made by the board of directors (or managers, as the case may be) of any Borrower), ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors (or managers, as the case may be) of any Borrower or (iii) the failure of Parent to own directly or indirectly, beneficially or of record, one hundred percent (100.00%) of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of each Subsidiary, including Borrowers and Guarantors (or such lesser percentage as may be owned, directly or indirectly, as of the Effective Date or the later acquisition thereof), except where such failure occurs as a result of a transaction or circumstance otherwise expressly permitted by the Loan Documents; and

3

(b) at all times after giving effect to the Live Oak Transactions effected on the Merger Closing Date, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities Exchange Commission thereunder), of Equity Interests in Ultimate Parent Entity (or in any Person of which Ultimate Parent Entity is a direct or indirect wholly-owned Subsidiary) representing more than thirty five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Ultimate Parent Entity (or such Person), (ii) Persons who were (A) directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower on the Merger Closing Date, (B) nominated by the board of directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower or (C) appointed or elected by directors (or managers, as the case may be) that were directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower on the Merger Closing Date, or directors (or managers, as the case may be) nominated as provided in the preceding clause (B), in each case other than any person whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors (or managers, as the case may be) on the board of directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower (other than any such solicitation made by the board of directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower), ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower, (iii) the failure of Parent to own directly or indirectly, beneficially or of record, one hundred percent (100.00%) of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of each Subsidiary, including Borrowers and Guarantors (or such lesser percentage as may be owned, directly or indirectly, as of the Merger Closing Date or the later acquisition thereof), except where such failure occurs as a result of a transaction or circumstance otherwise expressly permitted by the Loan Documents or (iv) the failure of Ultimate Parent Entity to own directly or indirectly, beneficially or of record, one hundred percent (100.00%) of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of Parent, except where such failure occurs as a result of a transaction or circumstance otherwise expressly permitted by the Loan Documents.

(c) Amendment of Section 6.02(d) of the Existing Loan Agreement. Section 6.02(d) of the Loan Agreement is hereby amended and restated in its entirety, effective as of the Merger Closing Date, to read as follows:

“(d) Equity Interest Holder Reports and Certain Public Filings. If and when applicable, promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the holders of Equity Interests of Ultimate Parent Entity, any Loan Party or any Subsidiary and copies of all annual, regular, periodic and special reports and registration statements that Ultimate Parent Entity, any Loan Party, or any Subsidiary may file or be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Exchange Act, and, in each case, not otherwise required to be delivered to Administrative Agent pursuant hereto; provided, however, that in each case the delivery of materials to the Administrative Agent required under this Section 6.02(d) or the delivery of notice promptly thereof (but in no event more than five (5) Business Days thereafter) to the Administrative Agent following filing of documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to satisfy the delivery obligations to the Administrative Agent of such filed documents as of the time such documents are filed via the “EDGAR” system for purposes of this Section 6.02(d); and, provided further that any failure to provide timely notice of an EDGAR filing hereunder shall not be deemed a breach of the Agreement if the Administrative Agent had actual knowledge of such EDGAR filing.”

4

4. Consents.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 7 hereof, Administrative Agent consents, on behalf of itself and the Lenders, to Parent entering into, delivering and/or consummating, as the case may be, transactions contemplated by the Merger Documents, including the Live Oak Transactions and agrees that the Live Oak Transactions shall not be deemed to be a Change of Control or breach of any provision of any Loan Document.

(b) Except as expressly set forth in this Agreement, the foregoing consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, or (b) a waiver, release or limitation upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, thereunder.

5. Reserved.

6. Representations and Warranties. Each Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

(a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Existing Loan Agreement contemplated hereby), after giving effect to this Agreement.

(b) The execution, delivery and performance by each Loan Party of this Agreement has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person other than such as have been obtained or made and are in full force and effect.

(c) On and as of the date of this Agreement, all representations and warranties of each Loan Party contained in the Loan Agreement and in each other Loan Document are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier or specified date, in which case they are true and correct in all material respects as of such earlier or specified date).

7. Conditions of Effectiveness.

(a) The Agreement shall become effective as of the Effective Date of this Agreement upon the satisfaction of all of the following conditions:

(i) Borrowers shall have delivered to Administrative Agent an original (or executed faxed or electronic copy) of this Agreement, duly executed by each of the Loan Parties;

(ii) Borrowers shall have delivered to Administrative Agent a fully executed copy of the Merger Agreement and any amendments thereto;

(iii) each of the representations and warranties contained in Section 6 of this Agreement shall be true, correct and accurate as of the date of this Agreement; and

(iv) the receipt by Administrative Agent of the payment, in immediately available funds, of all reasonable out-of-pocket fees, costs, charges and expenses incurred by Administrative Agent in connection with the preparation, execution and delivery of this Agreement or any of the transactions arising hereunder or otherwise related hereto or referred to herein, including any actual out-of-pocket costs, expenses, charges or expenses of Administrative Agent and the reasonable fees, charges and disbursements of counsel for Administrative Agent.

5

(b) The parties hereto specifically acknowledge and agree that: (i) the execution and delivery of this Agreement shall not be deemed to create a course of dealing or otherwise obligate Administrative Agent or Lenders to execute similar agreements under the same, similar or different circumstances in the future; and (ii) neither Administrative Agent nor any Lender has any obligation to further amend provisions of, or waive compliance with or consent to a departure from the requirements of, the Existing Loan Agreement or any of the other Loan Documents. Except as expressly amended pursuant hereto, the Existing Loan Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects, and the Collateral described in the Loan Documents shall continue to secure the Obligations. Each of the Guarantors party hereto: (i) specifically consents to the terms of this Agreement; (ii) reaffirms its obligations under its Guaranty and under all other Loan Documents to which it is a party; (iii) reaffirms the waivers of each and every one of the defenses to such obligations as set forth in such Guaranty and each such other Loan Document; and (iv) reaffirms that its obligations under such Guaranty and each such other Loan Document are separate and distinct from the obligations of any other party under the Loan Documents.

8. General Release. On and as of the Effective Date of this Agreement and in consideration of the agreements set forth herein, Parent and each Loan Party which is a party hereto, on behalf of itself and its successors and assigns, does hereby: (a) release, acquit and forever discharge Administrative Agent and each Lender, all of Administrative Agent’s and each Lender’s predecessors-in-interest, and all of Administrative Agent’s and each Lender’s past and present officers, directors, managers, members, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated (each of the foregoing, a “Claim”), each as though fully set forth herein at length, that any Borrower, any Loan Party or any of their respective successors or assigns now has or may have as of the Effective Date of this Agreement in any way arising out of, connected with or related to any or all of the transactions contemplated by the Loan Documents (including this Agreement) or any of them or any provision or failure to provide credit or other accommodations to any Borrower or any other Person under the Loan Documents (including this Agreement) or any of them or any other agreement, document or instrument referred to, or otherwise related to, any or all of the Loan Documents (including this Agreement) or any of them (each, a “Released Claim”); and (b) specifically acknowledge and agree that: (i) none of the provisions of the release contained in Section 6(a) above (the “General Release”) shall be construed as or constitute an admission of any liability on the part of Administrative Agent or Lenders (or any of them); (ii) the provisions of the General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of the General Release shall subject it to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

9. General Provisions.

(a) This Agreement shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their respective successors and assigns.

(b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by the other party thereto either in the form of an executed original or an executed original sent by facsimile or electronic transmission to be followed promptly by mailing of a hard copy original, and that receipt by Administrative Agent of an electronically, telecopier facsimile or other portable document format purportedly bearing the signature of Borrowers and shall bind Borrowers with the same force and effect as the delivery of a hard copy original.

(c) This Agreement contains the entire and exclusive agreement of the parties to the Loan Agreement with reference to the matters discussed herein. This Agreement supersedes all prior drafts and communications with respect hereto. This Agreement may not be amended except in accordance with the provisions of the Loan Agreement.

(d) Article X of the Existing Loan Agreement (except Section 10.14 thereof) is incorporated herein by this reference and made applicable as if set forth herein in full, mutatis mutandis.

[Remainder of page intentionally left blank.]

6

In Witness Whereof, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

BORROWERS:

DANIMER SCIENTIFIC HOLDINGS, LLC		MEREDIAN BIOPLASTICS, INC.

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

GUARANTORS:

MEREDIAN, INC.		DANIMER SCIENTIFIC, L.L.C.

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

DANIMER BIOPLASTICS, INC.		DANIMER SCIENTIFIC KENTUCKY, INC.

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signatures continue on following page]

Amendment No. Two to LSA and Consent (Danimer/SECDF X/PIFS)

Administrative Agent:

SOUTHEAST COMMUNITY DEVELOPMENT FUND X, L.L.C., a Delaware limited liability company

By:	Advantage Capital Community Development Fund, L.L.C., its Managing Member

By:	/s/ Abhi Chandrasekhara
Name:	Abhi Chandrasekhara
Title:	Authorized Person

Lenders:

Southeast Community Development Fund X, L.L.C.,
a Delaware limited liability company

By:	Advantage Capital Community Development Fund, L.L.C., its Managing Member

By:	/s/ Abhi Chandrasekhara
Name:	Abhi Chandrasekhara
Title:	Authorized Person

[Signatures continue on following page]

Amendment No. Two to LSA and Consent (Danimer/SECDF X/PIFS)

LENDERS (CONT.):

PIFS SUb-CDE XX, LLC,
a Virginia limited liability company

By:	People Incorporated Financial Services, a Virginia non-stock corporation, its Managing Member

By:	/s/ Robert G. Goldsmith
Name:	Robert G. Goldsmith
Title:	President and CEO

Amendment No. Two to LSA and Consent (Danimer/SECDF X/PIFS)

EXHIBIT 10.2

AMENDMENT NO. THREe TO Loan and Security Agreement and consent

This Amendment No. Three to Loan and Security Agreement and Consent (this “Agreement”), dated as of March 18, 2021 (the “Amendment No. Three Effective Date”), is entered into among Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Danimer Holdings”), Meredian Bioplastics, Inc., a Georgia corporation (“Meredian Bioplastics”; and together with Danimer Holdings, each a “Borrower” and collectively the “Borrowers”), Meredian, Inc., a Georgia corporation (“Meredian”), Danimer Scientific, L.L.C., a Georgia limited liability company “Danimer Scientific”), Danimer Bioplastics, Inc., a Georgia corporation (“Danimer Bioplastics”), Danimer Scientific Kentucky, Inc., a Delaware corporation (“Danimer Kentucky”; together with Meredian, Danimer Scientific, Danimer Bioplastics and with any other Person that at any time after the date hereof becomes a Guarantor, each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, the “Loan Parties”), the several entities from time to time party thereto as Lenders, and Southeast Community Development Fund X, L.L.C., a Delaware limited liability company, as Administrative Agent (“Administrative Agent”).

Recitals:

A. Borrowers, the Affiliates of Borrowers from time to time party thereto as Guarantors, the entities from time to time party thereto as Lenders and Administrative Agent are party to that certain Loan and Security Agreement, dated as of March 13, 2019, as supplemented by that certain Waiver Letter Agreement dated July 28, 2020, as amended by Amendment No. One to Loan and Security Agreement dated as of October 2, 2020, and as amended by Amendment No. Two to Loan and Security Agreement dated as of December 22, 2020 (as amended from time to time, the “Existing Loan Agreement”, as the same is amended pursuant to this Agreement and as it may be further amended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”).

B. Borrowers have requested that Lenders (a) amend the interest rate, including that interest accrue at LIBOR rather than a rate based upon the Prime Rate, and (b) relinquish their board observer rights as provided herein, on and subject to the terms and conditions set forth herein. Administrative Agent, on behalf of and at the direction of Required Lenders, is willing to agree to the requests of Borrowers, so long as the Loans may not be prepaid prior to July 1, 2022, and on the further terms and conditions set forth herein.

C. Borrowers have requested that Lenders (a) further amend the Existing Loan Agreement as hereinafter set forth, (b) waive certain financial statement delivery requirements as hereinafter set forth, and (c) acknowledge the exercise of an Equity Cure Right as hereinafter set forth.

Agreement:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, the parties hereby covenant and agree as follows:

1. Definitions; References; Interpretation.

(a) Unless otherwise specifically defined herein, each capitalized term used herein (including in the Recitals hereof) that is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.

(b) Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Loan Agreement, and each reference to “the Loan Agreement” and each other similar reference in the other Loan Documents, shall from and after the date of this Agreement, refer to the Loan Agreement, as amended hereby. This Agreement is a Loan Document.

(c) The rules of interpretation set forth in Section 1.02 of the Loan Agreement shall be applicable to this Agreement, mutatis mutandis.

2. Acknowledgments of Obligations and Related Matters.

(a) Acknowledgment of Obligations. Borrowers hereby acknowledge, confirm and agree that Borrowers are, jointly and severally, unconditionally indebted to Administrative Agent and Lenders as of the close of business on the date preceding the date hereof in respect of the Loans and all other Obligations in the aggregate principal amount of not less than $9,999,980.00, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Borrowers to Administrative Agent and Lenders pursuant to the Loan Agreement and the other Loan Documents, all of which are unconditionally owing by Borrowers to Administrative Agent and Lenders pursuant to the Loan Documents, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests. Borrowers hereby acknowledge, confirm and agree that Administrative Agent and Lenders have, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the Collateral heretofore granted by Borrowers to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent.

(c) Binding Effect of Loan Documents. Borrowers hereby acknowledge, confirm and agree that: (i) each of the Loan Documents to which any Borrower is a party has been duly executed and delivered to Administrative Agent and Lenders by such Borrower and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrowers contained in such Loan Documents to which any Borrower is a party and in this Agreement constitute the legal, valid and binding Obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers have no valid defense to the enforcement of such Obligations, and (iii) Administrative Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and pursuant to applicable law, but subject to the terms and conditions of this Agreement.

3. Modifications to the Loan Agreement. Upon the effectiveness of this Agreement in accordance with the provisions hereof and notwithstanding anything to the contrary contained in the Existing Loan Agreement or the Loan Documents:

(a) Modification of Certain Defined Terms Under Section 1.01 of the Existing Loan Agreement. Section 1.01 of the Existing Loan Agreement, titled Certain Defined Terms, is hereby modified as of the Amendment No. Three Effective Date to amend and restate in their entirety the following defined terms contained therein to read as follows:

“Applicable Margin” means two percent (2.00%).

“Default Rate” means an interest rate equal to the sum of: (a) LIBOR plus the Applicable Margin; plus (b) two percent (2%), calculated on a per annum basis.

“Effective Date” means March 13, 2019.

“Prepayment Fee” means zero ($0.00).

(b) Deletion and Addition of Certain Defined Terms. Section 1.01 of the Existing Loan Agreement, titled Certain Defined Terms, is hereby modified as of the Amendment No. Three Effective Date to delete the terms “Base Rate”, “Index Adjustment Date”, “Observation Party” and “Prime Rate” in their entirety and to add the following terms therein in alphabetical order:

“Benchmark Replacement” shall mean the sum of: (a) such alternate benchmark rate that has been selected by the Administrative Agent at the direction of the Required Lenders as the replacement for LIBOR or such other then-current benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an alternate benchmark rate determined under clause (a) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent at the direction of the Required Lenders, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with such alternate benchmark rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with such alternate benchmark rate for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to LIBOR:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; and

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to LIBOR:

(a) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative and such circumstances are unlikely to be temporary.

“Benchmark Transition Start Date” shall mean in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or, if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Interest Accrual Period” shall mean for each Interest Payment Date, the period beginning on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding such Interest Payment Date.

“LIBOR” means, for any Interest Accrual Period, an interest rate per annum equal to the rate appearing on the applicable Bloomberg screen page (the “Service”) (or on any successor or substitute page of the Service providing rate quotations comparable to those currently provided on such page of the Service, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, on the date two (2) Business Days preceding the commencement of such Interest Accrual Period, as the rate for Dollar deposits with a maturity of one (1) month; provided, that if at any time LIBOR shall be less than zero, then LIBOR shall be deemed to be zero at such time.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

(c) Modification of Section 2.02(a) of the Existing Loan Agreement. Section 2.02 of the Existing Loan Agreement, titled Interest, is hereby modified as of the Amendment No. Three Effective Date to restate subsection (a) thereof in its entirety as follow:

(a) Interest. Subject to the provisions hereof (including Section 2.02(b) and (d)), commencing on March 1, 2021 and continuing until each Loan is paid in full, each Loan shall bear interest at LIBOR plus the Applicable Margin, payable in cash. Notwithstanding the foregoing, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR, then the Benchmark Replacement shall replace LIBOR for all purposes hereunder and the Loans shall accrue interest at the Benchmark Replacement plus the Applicable Margin; provided, that, no replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.02(a) will occur prior to the applicable Benchmark Transition Start Date. LIBOR shall be determined each month for each Interest Accrual Period, two (2) Business Days preceding the commencement of such Interest Accrual Period, as set forth in the definition of LIBOR. Any Benchmark Replacement that may be in effect shall be determined as frequently as is directed by the Administrative Agent, at the direction of the Required Lenders.

(d) Modification of Section 2.03(b) of the Existing Loan Agreement. Section 2.03 of the Existing Loan Agreement, titled Voluntary Prepayments of the Loan, is hereby modified as of the Amendment No. Three Effective Date to restate subsection (b) thereof in its entirety as follows:

(b) Voluntary Prepayments of the Loans. Borrowers shall not be permitted to voluntarily prepay or repay the Loans (or any portion thereof) until after July 1, 2022. After July 1, 2022, Borrowers may voluntarily prepay the Outstanding Amount of the Loans in whole or in part, upon not less than thirty (30) days prior irrevocable written notice to Administrative Agent, which notice shall state the Outstanding Amount of the Loans being prepaid. Voluntary prepayments shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000) or an integral multiple of Fifty Thousand Dollars ($50,000) in excess thereof (or, if less, the entire Outstanding Amount of the Loans) In connection with any such voluntary prepayment, Borrowers shall pay the sum of: (i) the Outstanding Amount of the Loans being prepaid; plus (ii) accrued unpaid interest at the rate then applicable to the Loans on the amounts prepaid in the immediately preceding clause (i), through the date of such voluntary prepayment. Administrative Agent, at the direction of the Required Lenders, shall determine which Loan to apply each prepayment of the Loans. All prepayments of the Loans made pursuant to this Section 2.03(b) shall not reduce the mandatory prepayments of the Loans otherwise required pursuant to Section 2.03(c).

(e) Modification of Section 2.03(c)(v) of the Existing Loan Agreement. Section 2.03(c) of the Existing Loan Agreement, titled Mandatory Repayments of the Loans, is hereby modified as of the Amendment No. Three Effective date to restate subsection (v) thereof in its entirety as follows:

(v) Reserved.

(f) Modification of Section 6.02(j) of the Existing Loan Agreement. Section 6.02 of the Existing Loan Agreement, titled Certificates; Other Information, is hereby modified as of the Amendment No. Three Effective Date to restate subsection (j) thereof in its entirety as follows:

(j) Reserved.

(g) Modification of Section 6.13 of the Existing Loan Agreement. Section 6.13 of the Existing Loan Agreement, titled Financial Covenants, is hereby modified as of the Amendment No. Three Effective Date to add a new subsection (d) thereto to read in its entirety as follows:

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, for so long as Danimer Holdings has Qualified Cash in an amount of not less than $10,000,000 the Loan Parties and their Subsidiaries shall not be required to comply with the specific financial covenants contained in subsections (a), (b) and (c) of this Section 6.13.

(h) Modification of Section 6.18 of the Existing Loan Agreement. Section 6.18 of the Existing Loan Agreement, titled Board Observation Rights, is hereby modified as of the Amendment No. Three Effective Date to restate it in its entirety as follows:

Section 6.18 Reserved.

(i) Modification of Section 7.07 of the Existing Loan Agreement. Section 7.07 of the Existing Loan Agreement, titled Capital Expenditures, is hereby modified as of the Amendment No. Three Effective Date to restate such section in its entirety as follows:

Section 7.07. CAPITAL EXPENDITURES.

Make (whether in one transaction or a series of transactions) any financed or unfinanced Capital Expenditures in an aggregate amount for Loan Parties and their Subsidiaries during any period set forth below in an aggregate amount more than the amount specified for the end of such period set forth below; provided, however, that any Capital Expenditures made with the proceeds of a Specified Equity Contribution shall not be counted for purposes of the limitation in this Section 7.07.

Calendar Year	Maximum Capital Expenditures
For the Fiscal Year ending December 31, 2019	$29,600,000
For the Fiscal Year ending December 31, 2020	$7,500,000
For the Fiscal Year ending December 31, 2021	$7,500,000
For the Fiscal Year ending December 31, 2022	$5,500,000
For the Fiscal Year ending December 31, 2023 and each Fiscal Year thereafter	$5,500,000

If Loan Parties and their Subsidiaries do not utilize the entire amount of such Capital Expenditures permitted in any Fiscal Year, Loan Parties and their Subsidiaries may carry forward to the immediately succeeding Fiscal Year only, 100% of such unutilized amount (with such Capital Expenditures made by Loan Parties and their Subsidiaries in such succeeding Fiscal Year applied first to such carried-forward amount).

Notwithstanding anything to the contrary contained herein or in any other Loan Document, for so long as Danimer Holdings has Qualified Cash in an amount of not less than $10,000,000 the Loan Parties and their Subsidiaries shall not be required to comply with the Capital Expenditures limitations contained in this Section 7.07.

(j) Modification of Section 8.03(a) of the Existing Loan Agreement. Section 8.03 of the Existing Loan Agreement, titled Equity Cure Rights, is hereby modified as of the Amendment No. Three Effective Date to restate subsection (a) thereof in its entirety as follows:

(a) Administrative Loan Party shall deliver to Administrative Agent irrevocable written notice of its intent to cure a Financial Covenant Default (a “Cure Notice”) no later than five (5) Business Days after the date on which financial statements and a Compliance Certificate for the period ending on the last day of the Fiscal Quarter with respect to which such Financial Covenant Default occurred (the “Testing Date”) are required to be delivered. The Cure Notice shall set forth the calculation of the applicable cure amount in subsection (b) below and shall specify the amount of any Specified Equity Contribution relating to such Financial Covenant Default for such Fiscal Quarter and the amount of any Specified Equity Contribution that may be applied to fund Capital Expenditures and not counted toward the limitation set forth in Section 7.07.

(k) Modification of Section 8.03(b) of the Existing Loan Agreement. Section 8.03 of the Existing Loan Agreement, titled Equity Cure Rights, is hereby modified as of the Amendment No. Three Effective Date to restate subsection (b) thereof in its entirety as follows:

(b) Borrowers shall cause Parent, at any time during the period commencing on the first day of a Fiscal Quarter in which a Financial Covenant Default occurred or is anticipated to occur and ending no later than ten (10) Business Days after the date on which financial statements and a Compliance Certificate for the period ending on the Testing Date are required to be delivered (the “Required Contribution Date”), to make cash capital contributions to Danimer Holdings (any such cash equity contribution, a “Specified Equity Contribution”), which, for the avoidance of doubt, may include Specified Equity Contributions, as set forth in the Cure Notice, made by Parent to Danimer Holdings during the period commencing on the first day of the Fiscal Quarter in which a Financial Covenant Default occurred and ending on the Required Contribution Date, in an amount pertaining to the Financial Covenant Default that is equal to or, if elected by the Borrowers, greater than:

(i) the product obtained by multiplying (A) the amount by which the Consolidated Adjusted EBITDA on the Testing Date is less than the minimum Consolidated Adjusted EBITDA that would need to be then existing in order for the Borrowers to be in pro forma compliance with the minimum Consolidated Adjusted EBITDA covenant contained in Section 6.13(a) as of such Testing Date (such amount, the “EBITDA Covenant Cure Amount”), by (B) 110%, for a Financial Covenant Default of the minimum Consolidated Adjusted EBITDA covenant;

(ii) the product obtained by multiplying (A) the amount by which the Consolidated Adjusted EBITDA on the Testing Date is less than the minimum Consolidated Adjusted EBITDA that would need to be then existing in order for the Borrowers to be in pro forma compliance with the minimum Consolidated Fixed Charge Coverage Ratio contained in Section 6.13(b) as of such Testing Date (such amount, the “Fixed Charge Coverage Ratio Cure Amount”), by (B) 110%, for a Financial Covenant Default of the minimum Consolidated Fixed Charge Coverage Ratio; and/or

(iii) the product obtained by multiplying (A) the amount by which the aggregate Consolidated Funded Debt outstanding on the Testing Date exceeds the maximum amount of Consolidated Funded Debt that would need to be then outstanding in order for the Borrowers to be in pro forma compliance with the maximum Consolidated Leverage Ratio contained in Section 6.13(c) as of such Testing Date (such amount, the “Leverage Covenant Cure Amount”), by (B) 110%, for a Financial Covenant Default of the maximum Consolidated Leverage Ratio.

In the case of clauses (i) or (ii) above, the Specified Equity Contribution shall be deemed added to Consolidated Adjusted EBITDA for the period in which the Loan Parties were out of compliance with the Consolidated Fixed Charge Coverage Ratio, the minimum Consolidated Adjusted EBITDA covenant, or the maximum Consolidated Leverage Ratio, as applicable, and shall continue to be an addition to Consolidated Adjusted EBITDA for four consecutive Fiscal Quarters beginning with the Fiscal Quarter in which the Specified Equity Contribution was initially added to Consolidated Adjusted EBITDA.

(l) Modification of Section 8.03(c) of the Existing Loan Agreement. Section 8.03 of the Existing Loan Agreement, titled Equity Cure Rights, is hereby modified as of the Amendment No. Three Effective Date to restate subsection (c) thereof in its entirety as follows:

(c) Reserved.

(m) Modification of Section 10.02 of the Existing Loan Agreement. Section 10.02 of the Existing Loan Agreement, listing Notices addresses, is hereby modified to delete the Schedule 10.02 attached to the Existing Loan Agreement and replace such schedule with the Schedule 10.02 attached hereto as Attachment I.

4. Waiver. Notwithstanding that the Administrative Loan Party has failed to furnish to Administrative Agent unaudited financial statements for the Fiscal Month ending December 31, 2020 and a Compliance Certificate therewith within forty-five (45) days as required by Section 6.03(c) of the Existing Loan Agreement (the “Financial Delivery Requirement”), the undersigned Required Lenders and Administrative Agent hereby waive compliance with the Financial Delivery Requirement, subject to delivery of the unaudited financial statements for the Fiscal Month ending December 31, 2020 and a Compliance Certificate therewith by March 31, 2021.

5. Equity Cure Acknowledgment. In connection with the execution and delivery of this Agreement, Administrative Agent and the Required Lenders acknowledge and agree that after giving effect to the Specified Equity Contributions in the aggregate amount of $15,622,647 made by Parent to Danimer Holdings during the Fiscal Quarter ending December 31, 2020, the Loan Parties and their Subsidiaries are in compliance with the financial covenants set forth in Section 6.13 of the Existing Loan Agreement for the Fiscal Quarter ending December 31, 2020; and, after giving effect to the Specified Equity Contribution in the aggregate amount of $46,927,647 made by Parent to Danimer Holdings during the Fiscal Year ending December 31, 2020, the Loan Parties and their Subsidiaries are in compliance with the Maximum Capital Expenditures covenant set forth in Section 7.07 of the Existing Loan Agreement for the Fiscal Year ending December 31, 2020.

6. Representations and Warranties. Each Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

(a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Existing Loan Agreement contemplated hereby), after giving effect to this Agreement.

(b) The execution, delivery and performance by each Loan Party of this Agreement has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person other than such as have been obtained or made and are in full force and effect.

(c) On and as of the date of this Agreement, all representations and warranties of each Loan Party contained in the Loan Agreement and in each other Loan Document are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier or specified date, in which case they are true and correct in all material respects as of such earlier or specified date).

7. Conditions of Effectiveness.

(a) The Agreement shall become effective as of the Amendment No. Three Effective Date upon the satisfaction of all of the following conditions:

(i) Borrowers shall have delivered to Administrative Agent an original (or executed faxed or electronic copy) of this Agreement, duly executed by each of the Loan Parties;

(ii) Parent shall have delivered to Administrative Agent an original (or executed faxed or electronic copy) of the Ratification attached to this Amendment, duly executed by Parent;

(iii) Borrowers, Guarantors and Parent shall deliver to Administrative Agent an Officers’ Certificate of the Parent, Meredian Holdings Group, Inc., a Delaware corporation, certifying as to (I) its articles of incorporation (attaching a certified articles from such state of a recent date), (II) its current bylaws (and attaching same), (III) resolutions approving this Amendment and the Ratification, as applicable, and approving and ratifying all prior Amendments (as such term is defined in the Ratification), (IV) its officers authorized to execute this Amendment or the Ratification and specimen signatures of such officers, and (V) its good standing in its state incorporation (attaching a certified certificate from such state of a recent date) and confirming its good standing in each other state where it is required to be registered as a foreign corporation, except where the failure to be so qualified would not have a Material Adverse Effect;

(iv) each of the representations and warranties contained in Section 4 of this Agreement shall be true, correct and accurate as of the date of this Agreement; and

(v) the receipt by Administrative Agent of the payment, in immediately available funds, of all reasonable out-of-pocket fees, costs, charges and expenses incurred by Administrative Agent in connection with the preparation, execution and delivery of this Agreement or any of the transactions arising hereunder or otherwise related hereto or referred to herein, including any actual out-of-pocket costs, expenses, charges or expenses of Administrative Agent and the reasonable fees, charges and disbursements of counsel for Administrative Agent.

(b) The parties hereto specifically acknowledge and agree that: (i) the execution and delivery of this Agreement shall not be deemed to create a course of dealing or otherwise obligate Administrative Agent or Lenders to execute similar agreements under the same, similar or different circumstances in the future; and (ii) neither Administrative Agent nor any Lender has any obligation to further amend provisions of, or waive compliance with or consent to a departure from the requirements of, the Existing Loan Agreement or any of the other Loan Documents. Except as expressly amended pursuant hereto, the Existing Loan Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects, and the Collateral described in the Loan Documents shall continue to secure the Obligations. Each of the Guarantors party hereto: (i) specifically consents to the terms of this Agreement; (ii) reaffirms its obligations under its Guaranty and under all other Loan Documents to which it is a party; (iii) reaffirms the waivers of each and every one of the defenses to such obligations as set forth in such Guaranty and each such other Loan Document; and (iv) reaffirms that its obligations under such Guaranty and each such other Loan Document are separate and distinct from the obligations of any other party under the Loan Documents.

8. General Release. On and as of the Amendment No. Three Effective Date and in consideration of the agreements set forth herein, Parent and each Loan Party which is a party hereto, on behalf of itself and its successors and assigns, does hereby: (a) release, acquit and forever discharge Administrative Agent and each Lender, all of Administrative Agent’s and each Lender’s predecessors-in-interest, and all of Administrative Agent’s and each Lender’s past and present officers, directors, managers, members, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated (each of the foregoing, a “Claim”), each as though fully set forth herein at length, that any Borrower, any Loan Party or any of their respective successors or assigns now has or may have as of the Amendment No. Three Effective Date in any way arising out of, connected with or related to any or all of the transactions contemplated by the Loan Documents (including this Agreement) or any of them or any provision or failure to provide credit or other accommodations to any Borrower or any other Person under the Loan Documents (including this Agreement) or any of them or any other agreement, document or instrument referred to, or otherwise related to, any or all of the Loan Documents (including this Agreement) or any of them (each, a “Released Claim”); and (b) specifically acknowledge and agree that: (i) none of the provisions of the release contained in Section 6(a) above (the “General Release”) shall be construed as or constitute an admission of any liability on the part of Administrative Agent or Lenders (or any of them); (ii) the provisions of the General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of the General Release shall subject it to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

9. General Provisions.

(a) This Agreement shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their respective successors and assigns.

(b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by the other party thereto either in the form of an executed original or an executed original sent by facsimile or electronic transmission to be followed promptly by mailing of a hard copy original, and that receipt by Administrative Agent of an electronically, telecopier facsimile or other portable document format purportedly bearing the signature of Borrowers and shall bind Borrowers with the same force and effect as the delivery of a hard copy original.

(c) This Agreement contains the entire and exclusive agreement of the parties to the Loan Agreement with reference to the matters discussed herein. This Agreement supersedes all prior drafts and communications with respect hereto. This Agreement may not be amended except in accordance with the provisions of the Loan Agreement.

(d) Article X of the Existing Loan Agreement (except Section 10.14 thereof) is incorporated herein by this reference and made applicable as if set forth herein in full, mutatis mutandis.

[Remainder of page intentionally left blank.]

In Witness Whereof, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

BORROWERS:

DANIMER SCIENTIFIC HOLDINGS, LLC	MEREDIAN BIOPLASTICS, INC.

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

GUARANTORS:

MEREDIAN, INC.	DANIMER SCIENTIFIC, L.L.C.

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

DANIMER BIOPLASTICS, INC.	DANIMER SCIENTIFIC KENTUCKY, INC.

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signatures continue on following page]

Amendment No. Three to LSA and Consent (Danimer/SECDF X/PIFS)

Administrative Agent:

SOUTHEAST COMMUNITY DEVELOPMENT
FUND X, L.L.C.,
a Delaware limited liability company

By:	Advantage Capital Community Development Fund, L.L.C., its Managing Member

By:	/s/ Abhi Chandrasekhara
Name:	Abhi Chandrasekhara
Title:	Authorized Person

Amendment No. Three to LSA and Consent (Danimer/SECDF X/PIFS)

Lenders:

Southeast Community Development
Fund X, L.L.C.,

a Delaware limited liability company

By:	Advantage Capital Community Development Fund, L.L.C., its Managing Member

By:	/s/ Abhi Chandrasekhara
Name:	Abhi Chandrasekhara
Title:	Authorized Person

[Signatures continue on following page]

Amendment No. Three to LSA and Consent (Danimer/SECDF X/PIFS)

LENDERS (CONT.):

PIFS SUb-CDE XX, LLC,

a Virginia limited liability company

By:	People Incorporated Financial Services, a Virginia non-stock corporation, its Managing Member

By:	/s/ Robert G. Goldsmith
Name:	Robert G. Goldsmith
Title:	President and CEO

Amendment No. Three to LSA and Consent (Danimer/SECDF X/PIFS)

Attachment I

Schedule 10.02

Administrative Agent’s Office; Certain Addresses for Notices

If to Loan Parties:

c/o Danimer Scientific Holdings, LLC
140 Industrial Boulevard
Bainbridge, Georgia 39817
Facsimile:

Email Address:	croskrey@danimer.com

Attention: Stephen E. Croskrey, CEO

with a copy to (which shall not constitute notice):

Kane Kessler, P.C.
600 Third Avenue, 35th Floor
New York, New York 10016
Facsimile: 212-245-3009

Email Address:	rlawrence@kanekessler.com

Attention: Robert L. Lawrence, Esq.

If to Administrative Agent or SECDF:

Southeast Community Development Fund X, L.L.C.
909 Poydras Street, Suite 2230
New Orleans, LA 70112
Attention: Anthony Billings and Gabriel Rosen

Email Address:	abillings@advantagecap.com
Email Address:	grosen@advantagecap.com

with a copy to (which shall not constitute notice):

Dentons US LLP

One Metropolitan Square

211 N. Broadway, Suite 3000

St. Louis, MO 63102-2741

Attention:	Amelia Lewis, Esq.
Email Address:	amelia.lewis@dentons.com

Dentons US LLP
303 Peachtree Street, Suite 5300
Atlanta, GA 30308

Attention:	Carolyn Richter, Esq.
Email Address:	carolyn.richter@dentons.com

If to PIFS:

PIFS Sub-CDE XX, LLC
1173 West Main Street
Abingdon, VA 24210

Facsimile:	276-628-2931
Attention:	Bryan Phipps

with a copy to (which shall not constitute notice)

Southeast Community Development Fund X, L.L.C.
909 Poydras Street, Suite 2230
New Orleans, LA 70112
Attention: Anthony Billings and Gabriel Rosen

Email Address:	abillings@advantagecap.com
Email Address:	grosen@advantagecap.com

with a copy to (which shall not constitute notice):

Dentons US LLP

One Metropolitan Square

211 N. Broadway, Suite 3000

St. Louis, MO 63102-2741

Attention:	Amelia Lewis, Esq.
Email Address:	amelia.lewis@dentons.com

Dentons US LLP
303 Peachtree Street, Suite 5300
Atlanta, GA 30308

Attention:	Carolyn Richter, Esq.
Email Address:	carolyn.richter@dentons.com

RATIFICATION BY GUARANTOR

The undersigned, Meredian Holdings Group, Inc., a Delaware corporation (“Parent”), hereby states as follows to and for the benefit of Administrative Agent and each Lender, in each case as of the date hereof:

(i) acknowledges the execution of the foregoing Amendment No. 3 to Loan and Security Agreement by each Loan Party and of each prior amendment to and consent and waiver given in connection with the Loan Agreement, including without limitation Amendment No. One to Loan and Security Agreement, dated as of October 2, 2020, Amendment No. Two to Loan and Security Agreement and Consent, dated as of December 22, 2020, Waiver Letter Agreement, dated July 28, 2020, and Consent to Prepay the White Oak Facility in full, dated January 28, 2021 (collectively, the “Amendments”), copies of which have been reviewed by Parent;

(ii) ratifies the terms and provisions of the Parent Guaranty and the Parent Pledge Agreement executed by the undersigned pursuant to the Loan Agreement;

(iii) confirms that for purposes of the Parent Guaranty and the Parent Pledge Agreement, the term “Loan Agreement” includes all of the terms, conditions and obligations of each Borrower and Guarantor set forth in the Amendments and any future amendments executed in accordance with the terms of the Loan Agreement;

(iv) affirms that (a) its obligations under Parent Guaranty and the Parent Pledge Agreement remain valid and in full force and effect in accordance with the terms of the Parent Guaranty and the Parent Pledge Agreement, respectively, (b) no Default or Event of Default has occurred and is continuing (or would result from the foregoing Amendments) and (c) all of Parent’s representations and warranties contained in the Parent Guaranty and Parent Pledge Agreement and any other Loan Document to which Guarantor is a party are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier or specified date, in which case they are true and correct in all material respects as of such earlier or specified date), after giving effect to the Amendments; and

(v) confirms that (a) Administrative Agent has a first-priority perfected security interest in all the limited liability company interests owned by Parent in Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Danimer Holdings”), by possession, assuming the continued possession by Administrative Agent of the equity certificate no. 1 evidencing 100% of the member interests in Danimer Holdings and a limited liability company power undated and signed in blank, which was or shall be promptly delivered to Administrative Agent on behalf of Parent, and by the filing of UCC financing statement no. 2021 2113182 filed in the office of the Secretary of State of the State of Delaware on March 17, 2021, and (b) the limited liability company agreement of Danimer Holdings contains each of the provisions set forth in Schedule III to the Parent Pledge Agreement required on and after the Lien Creation Date pursuant to Section 4 of the Parent Pledge Agreement.

Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Loan Agreement (as defined in the foregoing Amendment No. 3 to Loan and Security Agreement).

Dated: March 18, 2021

[Signature on following page]

PARENT:

MEREDIAN HOLDINGS GROUP, INC.

By:
Name:
Title:

Ratification by Guarantor - Amendment No. 3 (Danimer/SECDF X/PIFS)

EXHIBIT 10.3

RATIFICATION BY GUARANTOR

The undersigned, Meredian Holdings Group, Inc., a Delaware corporation (“Parent”), hereby states as follows to and for the benefit of Administrative Agent and each Lender, in each case as of the date hereof:

(i) acknowledges the execution of the foregoing Amendment No. 3 to Loan and Security Agreement by each Loan Party and of each prior amendment to and consent and waiver given in connection with the Loan Agreement, including without limitation Amendment No. One to Loan and Security Agreement, dated as of October 2, 2020, Amendment No. Two to Loan and Security Agreement and Consent, dated as of December 22, 2020, Waiver Letter Agreement, dated July 28, 2020, and Consent to Prepay the White Oak Facility in full, dated January 28, 2021 (collectively, the “Amendments”), copies of which have been reviewed by Parent;

(ii) ratifies the terms and provisions of the Parent Guaranty and the Parent Pledge Agreement executed by the undersigned pursuant to the Loan Agreement;

(iii) confirms that for purposes of the Parent Guaranty and the Parent Pledge Agreement, the term “Loan Agreement” includes all of the terms, conditions and obligations of each Borrower and Guarantor set forth in the Amendments and any future amendments executed in accordance with the terms of the Loan Agreement;

(iv) affirms that (a) its obligations under Parent Guaranty and the Parent Pledge Agreement remain valid and in full force and effect in accordance with the terms of the Parent Guaranty and the Parent Pledge Agreement, respectively, (b) no Default or Event of Default has occurred and is continuing (or would result from the foregoing Amendments) and (c) all of Parent’s representations and warranties contained in the Parent Guaranty and Parent Pledge Agreement and any other Loan Document to which Guarantor is a party are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier or specified date, in which case they are true and correct in all material respects as of such earlier or specified date), after giving effect to the Amendments; and

(v) confirms that (a) Administrative Agent has a first-priority perfected security interest in all the limited liability company interests owned by Parent in Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Danimer Holdings”), by possession, assuming the continued possession by Administrative Agent of the equity certificate no. 1 evidencing 100% of the member interests in Danimer Holdings and a limited liability company power undated and signed in blank, which was or shall be promptly delivered to Administrative Agent on behalf of Parent, and by the filing of UCC financing statement no. 2021 2113182 filed in the office of the Secretary of State of the State of Delaware on March 17, 2021, and (b) the limited liability company agreement of Danimer Holdings contains each of the provisions set forth in Schedule III to the Parent Pledge Agreement required on and after the Lien Creation Date pursuant to Section 4 of the Parent Pledge Agreement.

Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Loan Agreement (as defined in the foregoing Amendment No. 3 to Loan and Security Agreement).

Dated: March 18, 2021

[Signature on following page]

PARENT:

MEREDIAN HOLDINGS GROUP, INC.

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer and Secretary

Ratification by Guarantor - Amendment No. 3 (Danimer/SECDF X/PIFS)